THIRD QUARTER 2018 SUPPLEMENTAL FINANCIAL INFORMATION 8-K FURNISHED OCTOBER 24, 2018

FORWARD LOOKING STATEMENT This presentation contains forward-looking statements including but not limited to statements with respect to estimated 2018 guidance and the related assumptions, the impact of various factors on operating and financial results, expected savings and synergies (including from the LaunchPad initiative and as a result of acquisitions), and the opportunities for future growth. This presentation contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions and other unforeseen changes and general uncertainties in the marketplace, changes in government regulations, including health care reform, customer purchasing decisions, including changes in payer regulations or policies, other adverse actions of governmental and third-party payers, changes in testing guidelines or recommendations, adverse results in material litigation matters, the impact of changes in tax laws and regulations, failure to maintain or develop customer relationships, our ability to develop or acquire new products and adapt to technological changes, failures in information technology systems or data security, adverse weather conditions, challenges in implementing business process changes, employee relations, and the effect of exchange rate fluctuations on international operations. Actual results could differ materially from those suggested by these forward-looking statements. Laboratory Corporation of America Holdings (the “Company”) has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors, risks and uncertainties that could affect the operating and financial results of the Company is included in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this presentation should be read in conjunction with a review of the Company’s filings with the SEC including information in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS. 1

USE OF ADJUSTED MEASURES AND ADOPTION OF ASC 606 The Company has provided in this presentation “adjusted” financial information that has not been prepared in accordance with GAAP, including Adjusted EPS, Adjusted Operating Income, Adjusted EBITDA, Free Cash Flow, and certain segment information. The Company believes these adjusted measures are useful to investors as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. The Company further believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating operating results and trends, and growth and shareholder returns, as well as in comparing the Company’s financial results with the financial results of other companies. However, the Company notes that these adjusted measures may be different from and not directly comparable to the measures presented by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are included in the tables accompanying this presentation. Effective January 1, 2018, the Company adopted the FASB-issued converged standard on revenue recognition (ASC 606), using the full retrospective method. Unless otherwise indicated, all financial results in 2017 and comparisons to financial results in 2017 have been restated in this presentation as if the Company had adopted ASC 606 on January 1, 2017. This accounting change affects the Company’s Diagnostics and Drug Development businesses differently; for the enterprise, the accounting change increases revenue, lowers earnings, and has no impact on cash flow. 2

THIRD QUARTER CONSOLIDATED RESULTS[1]

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

	3Q18	Restated for ASC 606 and ASU 2017-17 3Q17	% Change
Revenue	$2,831.3	$2,621.4	8.0%[5]
Adjusted Operating Income[2] [3]	$429.2	$431.9	(0.6%)
Adjusted Operating Margin	*15.2%*	*16.5%*	*(130 bps)*
Adjusted EPS[2] [3]	$2.74	$2.37	15.6%
Operating Cash Flow[4]	$251.9	$350.5	(28.1%)
Less: Capital Expenditures	($97.9)	($75.3)	(30.0%)
Free Cash Flow	$154.0	$275.2	(44.0%)

(1) The table presented above reflects the application of ASU 2017-17 for all periods presented. This application increased LabCorp Diagnostics adjusted operating income in the third quarter of 2017 by $0.5 million and reduced Covance Drug Development adjusted operating income by $1.2 million. These reclassifications have no impact on the Company's net earnings or its EPS.

(2) Adjusted operating income and adjusted EPS exclude amortization, restructuring charges and special items, including costs related to the ransomware attack, acquisition-related costs, and LaunchPad system implementation costs.

(3) See Reconciliation of non-GAAP Financial Measures on slides 18 – 22.

(4) Operating cash flow in 2017 has been reduced by $0.7 million as the result of implementation of ASU 2016-18. This amount represents the amount of historical payments made on the Company's zero-coupon subordinated notes deemed to be accreted interest. In addition, operating cash flow increased by $45.1 million for the six months ended June 30, 2018 and $0.3 million and $46.5 million for the three and nine months ended September 30, 2017 for the reclassification of tax payments for net share settlements relating to employee stock vesting from operating activities to financing activities.

(5) The increase in revenue was due to growth from acquisitions of 6.5%, organic growth (total revenue less revenue from acquisitions for the first twelve months after the close of each acquisition) of 2.8%, partially offset by the negative impact from the disposition of businesses of 1.1%, and unfavorable foreign currency translation of approximately 30 basis points.

3 LabCorp

YEAR-TO-DATE CONSOLIDATED RESULTS[1]

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

	Nine Months Ended 9/30/18	Restated for ASC 606 and ASU 2017-17 Nine Months Ended 9/30/17	% Change
Revenue	$8,545.9	$7,563.3	13.0% [5]
Adjusted Operating Income[2] [3]	$1,328.4	$1,239.8	7.2%
Adjusted Operating Margin	*15.5%*	*16.4%*	*(90 bps)*
Adjusted EPS[2] [3]	$8.50	$6.93	22.8%
Operating Cash Flow[4]	$819.0	$933.1	(12.2%)
Less: Capital Expenditures	($257.6)	($216.8)	(18.8%)
Free Cash Flow	$561.4	$716.3	(21.6%)

(1) The table presented above reflects the application of ASU 2017-17 for all periods presented. This application increased LabCorp Diagnostics adjusted operating income in the first nine months of 2017 by $1.8 million and reduced Covance Drug Development adjusted operating income by $3.5 million. These reclassifications have no impact on the Company's net earnings or its EPS.

(2) Adjusted operating income and adjusted EPS exclude amortization, restructuring charges and special items, including costs related to the ransomware attack, acquisition-related costs, and LaunchPad system implementation costs.

(3) See Reconciliation of non-GAAP Financial Measures on slides 18 – 22.

(4) Operating cash flow in 2017 has been reduced by $8.7 million as the result of implementation of ASU 2016-18. This amount represents the amount of historical payments made on the Company's zero-coupon subordinated notes deemed to be accreted interest. In addition, operating cash flow increased by $45.1 million for the six months ended June 30, 2018 and $0.3 million and $46.5 million for the three and nine months ended September 30, 2017 for the reclassification of tax payments for net share settlements relating to employee stock vesting from operating activities to financing activities.

(5) The increase in revenue was due to growth from acquisitions of 10.0%, organic growth (total revenue less revenue from acquisitions for the first twelve months after the close of each acquisition) of 2.7%, and the benefit from foreign currency translation of approximately 60 basis points, partially offset by the negative impact from the disposition of businesses of 0.4%.

4 LabCorp

THIRD QUARTER PRO FORMA SEGMENT RESULTS[1]

(DOLLARS IN MILLIONS)

	3Q18	Restated for ASC 606 and ASU 2017-17 3Q17	% Change
Revenue			
LabCorp Diagnostics	$1,752.0	$1,754.7	(0.2%)
Covance Drug Development[2]	$1,081.5	$867.1	24.7%
Total Revenue	$2,831.3	$2,621.4	8.0%
Adjusted Operating Income[3] [4]			
LabCorp Diagnostics	$331.5	$374.3	(11.4%)
Adjusted Operating Margin	*18.9%*	*21.3%*	*(240 bps)*
Covance Drug Development[2]	$131.3	$93.8	40.0%
Adjusted Operating Margin	*12.1%*	*10.8%*	*130 bps*
Unallocated Corporate Expense	($33.6)	($36.2)	7.2%
Total Adjusted Operating Income	**$429.2**	**$431.9**	**(0.6%)**
Total Adjusted Operating Margin	*15.2%*	*16.5%*	*(130 bps)*

(1) The consolidated revenue and adjusted operating income are presented net of inter-segment transaction eliminations. In addition, the table presented above reflects the application of ASU 2017-17 (presentation of net periodic pension cost) for all periods presented. This application increased LabCorp Diagnostics adjusted operating income in the three-month period ended September 30, 2017 by $0.5 million and reduced Covance Drug Development adjusted operating income during the same periods by $1.2 million. These reclassifications have no impact on the Company's net earnings or earnings per share.

(2) Covance Drug Development's results exclude the impact from the wind-down of operations relating to a committed minimum volume contract that expired on October 31, 2015.

(3) Adjusted operating income excludes amortization, restructuring charges and special items.

(4) See Notes to Reconciliation of Non-GAAP Financial Measures on slides 18 - 22.

5 LabCorp

YEAR-TO-DATE PRO FORMA SEGMENT RESULTS[1]

(DOLLARS IN MILLIONS)

	Nine Months Ended 9/30/18	Restated for ASC 606 and ASU 2017-17 Nine Months Ended 9/30/17	% Change
Revenue			
LabCorp Diagnostics	$5,336.3	$5,115.5	4.3%
Covance Drug Development[2]	$3,214.1	$2,448.8	31.3%
Total Revenue	$8,545.9	$7,563.3	13.0%
Adjusted Operating Income[3] [4]			
LabCorp Diagnostics	$1,071.6	$1,091.6	(1.8%)
Adjusted Operating Margin	*20.1%*	*21.3%*	*(120 bps)*
Covance Drug Development[2]	$362.7	$250.4	44.8%
Adjusted Operating Margin	*11.3%*	*10.2%*	*110 bps*
Unallocated Corporate Expense	($105.9)	($102.2)	(3.6%)
Total Adjusted Operating Income	**$1,328.4**	**$1,239.8**	**7.1%**
Total Adjusted Operating Margin	*15.5%*	*16.4%*	*(90 bps)*

(1) The consolidated revenue and adjusted operating income are presented net of inter-segment transaction eliminations. In addition, the table presented above reflects the application of ASU 2017-17 (presentation of net periodic pension cost) for all periods presented. This application increased LabCorp Diagnostics adjusted operating income in the nine-month period ended September 30, 2017 by $1.8 million and reduced Covance Drug Development adjusted operating income during the same periods by $3.5 million. These reclassifications have no impact on the Company's net earnings or earnings per share.

(2) Covance Drug Development's results exclude the impact from the wind-down of operations relating to a committed minimum volume contract that expired on October 31, 2015.

(3) Adjusted operating income exclude amortization, restructuring charges and special items.

(4) See Notes to Reconciliation of Non-GAAP Financial Measures on slides 18 - 22.

6 LabCorp

SELECT FINANCIAL METRICS (DOLLARS IN MILLIONS) Restated for ASC 606 and ASU 2017-17 3Q17 4Q17 1Q18 2Q18 3Q18 Total Depreciation $76.4 $78.5 $78.3 $77.3 $76.3 Total Amortization (1) $54.6 $62.9 $62.3 $58.5 $54.7 Total Adjusted EBITDA (2) $511.8 $512.7 $517.2 $543.9 $508.9 Total Debt to Last Twelve Months Adjusted EBITDA (2)(3) 3.6x 3.3x 3.3x 3.1x 3.1x Total Net Debt to Last Twelve Months Adjusted EBITDA (2)(3)(4) 3.4x 3.2x 3.1x 3.0x 2.7x (1) Excludes amortization of deferred financing fees. (2) Adjusted EBITDA excludes restructuring charges and special items. See reconciliation on slide 17. (3) Leverage ratios beginning with the third quarter of 2017 include Chiltern Adjusted EBITDA from the twelve months prior to the relevant period on a pro forma basis. (4) Net debt equals total debt less cash and cash equivalents. 7

COVANCE DRUG DEVELOPMENT: SELECT FINANCIAL METRICS UNDER ASC 606 (1) Trailing Twelve Month (TTM) Results (2) Net Orders Net Book-to-Bill TTM Ending September 30, 2018 $5.3 billion 1.25x TTM Ending June 30, 2018 $4.9 billion 1.22x TTM Ending March 31, 2018 $4.8 billion 1.29x TTM Ending December 31, 2017 $4.6 billion 1.34x Estimated revenue expected to convert Backlog from backlog in the next twelve months As of September 30, 2018 $9.4 billion $3.8 billion As of June 30, 2018 $9.0 billion $3.7 billion As of March 31, 2018 (3) $9.2 billion $3.7 billion As of December 31, 2017 $8.7 billion (1) Results shown include the impact from cancellations and foreign currency translation. (2) Includes results from Chiltern following the closing of the acquisition on September 1, 2017. (3) Included backlog from the acquisition of Global Specimen Solutions of approximately $65 million. 8

COVANCE DRUG DEVELOPMENT: SELECT FINANCIAL METRICS UNDER ASC 605 (1) Trailing Twelve Month (TTM) Results (2) Net Orders Net Book-to-Bill TTM Ending September 30, 2018 $4.4 billion 1.25x TTM Ending June 30, 2018 $4.2 billion 1.24x TTM Ending March 31, 2018 $4.3 billion 1.34x TTM Ending December 31, 2017 $4.1 billion 1.36x TTM Ending September 30, 2017 $3.8 billion 1.33x Estimated revenue expected to convert Backlog from backlog in the next twelve months As of September 30, 2018 $7.7 billion $3.1 billion As of June 30, 2018 $7.3 billion $3.0 billion As of March 31, 2018 (3) $7.6 billion $3.1 billion As of December 31, 2017 $7.1 billion $2.8 billion As of September 30, 2017 (4) $6.8 billion $2.7 billion (1) Results shown include the impact from cancellations and foreign currency translation. (2) Includes results from Chiltern following the closing of the acquisition on September 1, 2017. (3) Included backlog from the acquisition of Global Specimen Solutions of approximately $65 million. (4) Included backlog from the acquisition of Chiltern of approximately $1.0 billion. 9

THIRD QUARTER 2018 REVENUE DISTRIBUTION UNDER ASC 606 Segment Distribution Covance Drug Development 38.2% Geographic Distribution (1) Rest of World (2) 19.9% LabCorp Diagnostics 61.8% USA 80.1% (1) The percentage of total revenue generated outside of the United States for the first, second, and third quarters of 2018 was 21.7%, 21.7%, and 19.9%, respectively. (2) Revenues recognized in over 30 currencies; the largest foreign currency accounts for less than 10% of total revenue. 10

THIRD QUARTER 2018 FOREIGN EXCHANGE IMPACT TO REVENUE(1) (DOLLARS IN MILLIONS) Year over Year Dollars % Growth Consolidated Revenue, as Reported $2,831 8.0% Foreign Exchange Impact $8 0.3% Revenue, Constant Currency $2,839 8.3% LabCorp Diagnostics Revenue, as Reported $1,752 (0.2%) Foreign Exchange Impact $3 0.2% Revenue, Constant Currency $1,755 0.0% Covance Drug Development Revenue, as Reported $1,081 24.7% Foreign Exchange Impact $4 0.5% Revenue, Constant Currency $1,086 25.2% (1) Does not tie due to rounding. 11

YEAR-TO-DATE 2018 FOREIGN EXCHANGE IMPACT TO REVENUE(1) (DOLLARS IN MILLIONS) Year over Year Dollars % Growth Consolidated Revenue, as Reported $8,546 13.0% Foreign Exchange Impact ($47) (0.6%) Revenue, Constant Currency $8,499 12.4% LabCorp Diagnostics Revenue, as Reported $5,336 4.3% Foreign Exchange Impact ($6) (0.1%) Revenue, Constant Currency $5,330 4.2% Covance Drug Development Revenue, as Reported $3,214 31.3% Foreign Exchange Impact ($41) (1.7%) Revenue, Constant Currency $3,173 29.6% (1) Does not tie due to rounding 12

THIRD QUARTER PRO FORMA RESULTS EXCLUDING BUSINESS DISRUPTIONS [1]

(DOLLARS IN MILLIONS)

	Three Months Ended September 30, 2018		Ransomware Attack [3]	Hurricane Florence [4]	Estimated Results Excluding Impact from Business Disruptions
Consolidated (Reported Basis)					
Revenue	$ 2,831.3	[2]	$ 9.8	$ 3.8	$ 2,844.9
Operating Income	343.4	[2]	23.2	2.5	369.1
Operating Margin	*12.1%*	[2]	*80 bps*	*10 bps*	*13.0%*
Consolidated (Adjusted Basis [5] [6])					
Revenue	$ 2,831.3		$ 9.8	$ 3.8	$ 2,844.9
Adjusted Operating Income [5] [6]	429.2		10.6	2.5	442.3
Adjusted Operating Margin	*15.2%*		*30 bps*	*0 bps*	*15.5%*
Diagnostics Segment (Adjusted Basis [5] [6])					
Revenue	$ 1,752.0		$ 9.8	$ 3.8	$ 1,765.6
Adjusted Operating Income [5] [6]	331.5		10.6	2.5	344.6
Adjusted Operating Margin	*18.9%*		*50 bps*	*10 bps*	*19.5%*

(1) The table presented above reflects the estimated impact from business disruptions that occurred during the three months ended September 30, 2018.
(2) Presented on a GAAP basis.
(3) The Company temporarily took certain IT systems offline due to a ransomware attack that occurred in July, which lowered the Company's revenue and operating income. The estimated loss in revenue and decline in operating income due to the attack was $9.8M and $23.2M, respectively. The Company's operating income was negatively impacted by the estimated loss in revenue, higher labor expense incurred to expedite processing of the built-up backlog, and the discrete expenses related to recovery efforts, including directly-identifiable overtime, and consultant and contractor expenses, partially offset by an estimated reduction in expense that would have supported the lost revenue. The discrete expenses related to recovery efforts of $12.6M were classified as special charges and were excluded from adjusted operating income. As a result, the estimated decline in adjusted operating income was $10.6M ($23.2M less $12.6M). These financial metrics do not include any benefit from insurance recovery, which the Company is pursuing.
(4) The estimated loss in revenue and decline in operating income due to Hurricane Florence was $3.8M and $2.5M, respectively.
(5) Adjusted operating income excludes amortization, restructuring and special items.
(6) See reconciliation of non-GAAP Financial Measures on slides 18-22.

13 LabCorp

2017 QUARTERLY SEGMENT FINANCIAL RESULTS RESTATED FOR ASC 606 AND ASU 2017-17[1]

(Dollars in millions, except per share data)	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
LabCorp Diagnostics (2)					
Revenues	$ 1,639.7	$ 1,721.1	$ 1,754.7	$ 1,742.7	$ 6,858.2
Adjusted Operating Income	$ 341.8	$ 375.5	$ 374.3	$ 357.0	$ 1,448.6
Adjusted Operating Margin	20.8%	21.8%	21.3%	20.5%	21.1%
Covance Drug Development (3)					
Revenues	$ 774.2	$ 807.5	$ 867.1	$ 1,002.8	$ 3,451.6
Adjusted Operating Income	$ 68.1	$ 88.5	$ 93.8	$ 110.9	$ 361.3
Adjusted Operating Margin	8.8%	11.0%	10.8%	11.1%	10.5%
Consolidated (2) (3)					
Revenues	$ 2,413.7	$ 2,528.2	$ 2,621.4	$ 2,744.7	$ 10,308.0
Adjusted Segment Operating Income	$ 409.9	$ 464.0	$ 468.1	$ 467.9	$ 1,809.9
Unallocated corporate expense	$ (33.2)	$ (32.9)	$ (36.2)	$ (35.2)	$ (137.5)
Consolidated Adjusted Operating Income	$ 376.7	$ 431.1	$ 431.9	$ 432.7	$ 1,672.4
Adjusted Operating Margin	15.6%	17.1%	16.5%	15.8%	16.2%
Adjusted EPS (4)	$ 2.13	$ 2.43	$ 2.37	$ 2.27	$ 9.20

(1) The table presented above reflects the application of ASU 2017-17 for all periods presented.

(2) In LabCorp Diagnostics, the impact of ASC 606 reduced revenue and increased margins, as bad debt is treated as a reduction in revenue rather than selling, general and administrative expense. This accounting change had no impact on adjusted operating income or cash flow.

(3) In Covance Drug Development, the impact of ASC 606 increased backlog, revenue and cost of revenue due to the inclusion of investigator fees and other pass-through expenses in all categories. In addition, the inclusion of investigator fees and other pass-through expenses changes the underlying percentage of completion calculation used to recognize revenue. As a result, the restated financials for 2017 reflect lower operating margins and a deferral of previously recognized earnings. This accounting change had no impact on cash flow.

(4) In its original calculation of the restated Adjusted EPS, the Company inadvertently used an incorrect tax rate, which resulted in an overstatement of the restated Adjusted EPS of $0.04 and $0.05 for the three months and twelve months ended December 31, 2017.

14 LabCorp

2017 QUARTERLY FINANCIAL RESULTS – GAAP BASIS RESTATED FOR ASC 606 AND ASU 2017-17 LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS -RESTATED FOR ASC 606 AND ASU 2017-17 (Dollars in Millions, except per share data) Quarter Ended Quarter Ended Quarter Ended Quarter Ended Year Ended March 31, 2017 June 30, 2017 September 30, 2017 December 31, 2017 December 31, 2017 The table presented Total revenues $ 2,413.7 $ 2,528.2 $ 2,621.4 $ 2,744.7 $ 10,308.0 Total cost of revenues 1,701.2 1,750.2 1,837.2 1,927.6 7,216.2 includes approximately $79.7 Gross profit 712.5 778.0 784.2 817.1 3,091.8 million of special Selling, general and administrative expenses 342.9 357.7 381.3 417.3 1,499.2 items in selling, Amortization of intangibles and other assets 47.6 51.4 54.6 62.9 216.5 general and Restructuring and other special charges 3.9 39.1 21.6 6.3 70.9 administrative Operating income 318.1 329.8 326.7 330.6 1,305.2 expenses in full-year Other income (expense): 2017. Interest expense (52.4) (55.0) (59.9) (67.8) (235.1) Equity method income, net 2.3 4.5 3.2 1.3 11.3 Investment income 0.3 0.4 0.7 0.7 2.1 Other, net (3.0) (0.5) (3.9) 1.4 (6.0) Earnings before income taxes 265.3 279.2 266.8 266.2 1,077.5 Provision (benefit) for income taxes 82.0 94.1 92.5 (424.0) (155.4) Net earnings 183.3 185.1 174.3 690.2 1,232.9 Less: Net earnings attributable to the noncontrolling interest (0.3) (0.3) (2.8) (2.4) (5.8) Net earnings attributable to Laboratory Corporation of America Holdings $ 183.0 $ 184.8 $ 171.5 $ 687.8 $ 1,227.1 Basic earnings per common share $ 1.79 $ 1.80 $ 1.68 $ 6.73 $ 11.99 Diluted earnings per common share $ 1.75 $ 1.78 $ 1.65 $ 6.63 $ 11.81 Weighted average basic shares outstanding 102.5 102.4 102.3 102.2 102.4 Weighted average diluted shares outstanding 104.3 103.7 103.7 103.7 103.9 15

2018 FINANCIAL GUIDANCE Prior Guidance Current Guidance (assumes foreign exchange (assumes foreign exchange rates effective as of rates effective as of June 30, 2018) September 30, 2018) Total revenue growth (1) : 10.5% – 11.5% (3) 10.5% - 11.0% (4) LabCorp Diagnostics revenue growth (1) : 3.0% – 4.5% (5) 3.0% - 3.5% (6) Covance Drug Development revenue growth (1) : 23.0% – 26.0% (7) 24.0% - 26.0% (8) Adjusted EPS (2) : $11.35 – $11.65 $11.25 – $11.45 Free cash flow: $1.1 billion – $1.2 billion $975 million – $1,025 million (1) Calculated based on the restatement of revenue in 2017 related to the Company’s adoption of ASC 606 effective January 1, 2018. (2) Excludes the impact from amortization, restructuring charges and special items. (3) Included the benefit of approximately 50 basis points of foreign currency translation. (4) Includes the benefit of approximately 40 basis points of foreign currency translation. (5) Included the benefit of approximately 20 basis points of foreign currency translation. (6) Includes the benefit of approximately 10 basis points of foreign currency translation. (7) Included the benefit of approximately 110 basis points of foreign currency translation. (8) Includes the benefit of approximately 110 basis points of foreign currency translation. 16

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – ADJUSTED EBITDA (DOLLARS IN MILLIONS) Restated for ASC 606 and ASU 2017-17 3Q17 4Q17 1Q18 2Q18 3Q18 LabCorp Operating Income $326.7 $330.6 $305.4 $369.2 $343.4 Add: Restructuring and other special charges $21.6 $6.3 $14.3 $12.2 $10.0 Other special charges (1) $29.0 $32.8 $53.7 $23.7 $21.0 Depreciation $76.4 $78.5 $78.3 $77.3 $76.3 Amortization $54.6 $62.9 $62.3 $58.5 $54.7 Equity method income, net $3.2 $1.3 $2.5 $3.0 $3.0 Depreciation and amortization of equity method investments $0.3 $0.3 $0.7 $0.0 $0.5 Adjusted EBITDA $511.8 $512.7 $517.2 $543.9 $508.9 (1) Other special charges as disclosed by the Company in its quarterly earnings releases. 17

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES LABORATORY CORPORATION OF AMERICA HOLDINGS Reconciliation of Non-GAAP Financial Measures (Dollars in millions, except per share data) Three Months Ended Nine Months Ended September 30, September 30, Adjusted Operating Income 2018 2017 2018 2017 Operating income $ 343.4 $ 326.7 $ 1,018.0 $ 974.6 Costs related to ransomware attack 12.6 - 12.6 - Acquisition-related costs 5.5 23.2 43.1 35.7 Restructuring and other special charges 10.0 21.6 36.5 64.6 Consulting fees and executive transition expenses (0.2) 3.1 4.3 3.1 Special tax reform bonus for employees - - 31.1 - LaunchPad system implementation costs 3.1 2.7 7.3 8.2 Amortization of intangibles and other assets 54.7 54.6 175.5 153.6 Adjusted operating income $ 429.2 $ 431.9 $ 1,328.4 $ 1,239.8 Adjusted EPS Diluted earnings per common share $ 3.10 $ 1.65 $ 7.04 $ 5.19 Net gain on disposition of businesses (1.22) - (1.22) - Restructuring and special items 0.18 0.36 0.95 0.74 Tax reform act adjustments 0.27 - 0.43 - Amortization expense 0.41 0.36 1.30 1.00 Adjusted EPS $ 2.74 $ 2.37 $ 8.50 $ 6.93 18

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES LABORATORY CORPORATION OF AMERICA HOLDINGS Reconciliation of Non-GAAP Financial Measures (Dollars in millions) Three Months Ended Nine Months Ended September 30, September 30, Free Cash Flow: 2018 2017 2018 2017 Net cash provided by operating activities (1) $ 251.9 $ 350.5 $ 819.0 $ 933.1 Less: Capital expenditures (97.9) (75.3) (257.6) (216.8) Free cash flow $ 154.0 $ 275.2 $ 561.4 $ 716.3 (1) Operating cash flow in 2017 has been reduced by $0.7 million and $8.7 million for the three and nine months ended September 30, 2017 as the result of implementation of ASU 2016-18. These amounts represent the historical payments made upon conversion of the Company's zero-coupon subordinated notes deemed to be accreted interest. In addition, operating cash flow increased by $45.1 million for the six months ended June 30, 2018 and $0.3 million and $46.5 million for the three and nine months ended September 30, 2017 for the reclassification of tax payments for net share settlements relating to employee stock vesting from operating activities to financing activities. 19

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - FOOTNOTES 1) During the third quarter of 2018, the Company recorded net restructuring and other special charges of $10.0 million. The charges included $6.6 million in severance and other personnel costs along with $4.0 million in costs associated with facility closures and general integration initiatives. The Company reversed previously established reserves of $0.2 million in unused severance reserves and $0.4 million in unused facility reserves. The Company incurred integration and other related costs of $5.5 million primarily relating to the Chiltern acquisition as well as the sale of the Company’s Food Solutions business during the quarter. As a direct result of the ransomware attack experienced during July, the Company incurred $12.6 million in consulting fees and employee overtime incurred during the recovery period following the attack. The Company also reversed $0.2 million in accrued expenses relating to fees incurred as part of its integration and management transition costs. In addition, the Company recorded $3.1 million of non- capitalized costs associated with the implementation of a major system as part of its LaunchPad business process improvement initiative. These items increased cost of revenue by $6.8 million and selling, general and administrative expenses by $14.2 million for the quarter ended September 30, 2018. The after tax impact of these charges decreased net earnings for the quarter ended September 30, 2018, by $18.8 million and diluted earnings per share by $0.18 ($18.8 million divided by 102.7 million shares). During the first two quarters of 2018, the Company recorded net restructuring and other special charges of $26.5 million. The charges included $23.1 million in severance and other personnel costs along with $2.5 million in costs associated with facility closures and general integration initiatives and $2.3 million in impairment to land held for sale. The Company reversed $0.7 million in unused severance reserves and $0.7 million in unused facility reserves. The Company incurred integration and other related costs of $37.6 million primarily relating to the Chiltern acquisition as well as the sale of the Company’s Food Solutions business. The Company also incurred $4.5 million in consulting expenses relating to fees incurred as part of its integration and management transition costs. The Company paid a special one-time bonus of $31.1 million to its non-bonus eligible employees in recognition of the benefits the Company is receiving from the passage of the Tax Cuts and Jobs Act of 2017 (TCJA). In addition, the Company incurred $4.2 million of non- capitalized costs associated with the implementation of a major system as part of its LaunchPad business process improvement initiative. These combined items increased cost of sales by $31.6 million and selling, general and administrative expenses by $66.8 million for the nine months ended September 30, 2018. The after tax impact of these combined charges decreased net earnings for the nine months ended September 30, 2018, by $97.4 million and diluted earnings per share by $0.95 ($97.4 million divided by 103.1 million shares). 2) During the third quarter of 2018, the Company recorded a net gain on disposition of businesses in other income and expense of $209.4 million, with associated income tax expense of $84.1 million. These dispositions increased net earnings by $125.3 million and diluted earnings per share by $1.22 for the quarter and the nine months ended September 30, 2018 ($125.3 million divided by 102.7 million shares and $125.3 million divided by 103.1 million shares, respectively). 20

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - FOOTNOTES 3) In its continuing assessment of the impact of the passage of the TCJA in the fourth quarter of 2017, along with related actions from certain state jurisdictions, the Company recorded a net increase in its provision for income taxes (and a decrease of its net earnings) of $28.1 million and $44.1 million for the three and the nine months ended September 30, 2018, resulting in a decrease in its EPS of $0.27 for the quarter ($28.1 million divided by 102.7 million shares) and $0.43 for the nine month period ($44.1 million divided by 103.1 million shares). Given the significant changes resulting from the TCJA, the estimated financial impact continues to be provisional and is subject to further clarification, which could result in changes to these estimates during the remainder of 2018. 4) During the third quarter of 2017, the Company recorded net restructuring and other special charges of $21.6 million. The charges included $4.6 million in severance and other personnel costs along with $12.1 million in costs associated with facility closures and general integration initiatives. The Company reversed previously established reserves of $0.9 million, primarily in unused severance reserves. The Company also recognized asset impairment losses of $5.8 million related to the termination of a software development project within the Covance Drug Development segment and the forgiveness of indebtedness for LabCorp Diagnostics customers in areas heavily impacted by hurricanes experienced during the quarter. The Company incurred legal and other costs of $23.2 million primarily relating to the acquisition of Chiltern. The Company also recorded $3.1 million in consulting and other expenses relating to Covance and Chiltern integration initiatives. In addition, the Company incurred $2.7 million of non-capitalized costs associated with the implementation of a major system as part of its LaunchPad business process improvement initiative (all recorded in selling, general and administrative expenses). The after tax impact of these charges decreased net earnings for the quarter ended September 30, 2017, by $37.2 million and diluted earnings per share by $0.36 ($37.2 million divided by 103.7 million shares). During the first two quarters of 2017, the Company recorded net restructuring and other special charges of $43.0 million. The charges included $22.6 million in severance and other personnel costs along with $5.8 million in costs associated with facility closures and general integration initiatives. The Company reversed previously established reserves of $0.5 million, primarily in unused severance reserves. The Company also recognized an asset impairment loss of $15.1 million related to the termination of a software development project. The Company incurred legal and other costs of $6.6 million relating to acquisition activity. The Company also recorded $4.9 million in consulting expenses relating to fees incurred as part of its Covance integration and compensation analysis, along with $1.0 million in short-term equity retention arrangements relating to the acquisition of Covance. In addition, the Company incurred $5.5 million of non-capitalized costs associated with the implementation of a major system as part of its LaunchPad business process improvement initiative (all recorded in selling, general and administrative expenses). The after tax impact of these combined charges decreased net earnings for the nine months ended September 30, 2017, by $77.0 million and diluted earnings per share by $0.74 ($77.0 million divided by 103.9 million shares). 21

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - FOOTNOTES 5) The Company continues to grow the business through acquisitions and uses Adjusted EPS excluding amortization as a measure of operational performance, growth and shareholder returns. The Company believes adjusting EPS for amortization provides investors with better insight into the operating performance of the business. For the quarters ended September 30, 2018 and 2017, intangible amortization was $54.7 million and $54.6 million, respectively ($41.6 million and $37.0 million net of tax, respectively) and decreased EPS by $0.41 ($41.6 million divided by 102.7 million shares) and $0.36 ($37.0 million divided by 103.7 million shares), respectively. For the nine months ended September 30, 2018 and 2017, intangible amortization was $175.5 million and $153.6 million, respectively ($133.9 million and $104.2 million net of tax, respectively) and decreased EPS by $1.30 ($133.9 million divided by 103.1 million shares) and $1.00 ($104.2 million divided by 103.9 million shares), respectively. 22